THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS NOTE IS SUBJECT TO THE TERMS OF THAT CERTAIN UNIT Subscription AGREEMENT AMONG THE HOLDER and quantum materials corp. DATED AS OF the date hereof, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

NON-NEGOTIABLE UNSECURED CONVERTIBLE PROMISSORY NOTE

$[_______]	April ____, 2016

For value received, Quantum Materials Corp., a Nevada corporation, promises to pay to the order of [ ____________ ], in lawful money of the United States of America in immediately available funds, the lesser of (a) the principal sum of [ ____ ] Dollars ($[ ____]), or (b) the outstanding principal balance hereunder, as provided below:

1. Unit Subscription Agreement. This Note is issued pursuant to the Unit Subscription Agreement, dated as of the date hereof, by and among the Company and the Holder (the “Subscription Agreement”). The Holder is subject to certain restrictions set forth in the Subscription Agreement and shall be entitled to certain rights and privileges set forth in the Subscription Agreement. This Note is one of the Notes referred to as the “Notes” in the Subscription Agreement. This Note is being issued in the series of similar promissory notes in connection with the Offering. Capitalized terms used but not otherwise defined shall have the meaning ascribed to such terms in the Subscription Agreement.

2. Definitions. As used in this Note, the following terms have the following meanings:

“Applicable Rate” means eight percent (8%) per annum.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company.

“Company” means Quantum Materials Corp., a Nevada corporation, and any successor thereto.

“Conversion Discount” means 0.80.

“Conversion Price” means $0.12. The Conversion Price shall be subject to adjustment to prevent dilution in certain events including: (a) any subdivisions, combinations and classifications of the Common Stock; or (b) any payment, issuance or distribution by the Company to its stockholders of (i) a stock dividend, (ii) debt securities of the Company, or (iii) assets (other than cash dividends payable out of earnings or surplus in the ordinary course of business). The Conversion Price also is subject to a full ratchet adjustment upon the Company’s issuance of Common Stock, warrants, or rights to purchase Common Stock or securities convertible into Common Stock for a consideration per share which is less than the then-applicable Conversion Price of the Notes excluding Common Stock and options issued to officers, directors, and employees of the Company.

“Convertible Sum” means the unpaid principal balance hereunder and any accrued and unpaid interest.

“Effective Date” means the effective date of this Note, as set forth in the heading opposite the principal amount hereof.

“Equity Securities” means in connection with a Next Round of Financing, the type of securities that are offered and sold to investors in such Next Round of Financing.

“Event of Default” has the meaning set forth in Section 5(a).

“GAAP” means United States generally acceptable accounting principles as promulgated by the Financial Accounting Standards Board, as in effect from time to time, as applied by the Company, on a consolidated basis.

“Holder(s)” when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note, and, when the context refers to the holder of the Notes collectively, shall mean all persons who shall at the time be the registered holders of the Notes.

“Majority in Interest” means the Holders of Notes representing more than fifty percent (50%) of the then-outstanding aggregate principal amount of the Notes.

“Maturity Date” means the second anniversary of the Effective Date.

“Next Round of Financing” means the closing of the first round of financing at the minimum amount of $10,000,000 or more, in a single round of financing (excluding the sale of the Notes and the issuance of securities issued upon conversion of the Notes, and excluding any other subsequent issuance of convertible debt). The determination of whether a particular financing constitutes “Next Round of Financing” shall be made by the Board.

“Notes” has the meaning set forth in the Subscription Agreement.

“Permitted Assignee” has the meaning set forth in Section 9.

“Senior Indebtedness” means the principal and interest on indebtedness of the Company for money borrowed from commercial banks, equipment lessors or other financial institutions under a secured or unsecured line of credit, term loan or equipment lease, whether now or hereafter incurred.

“Significant Event” means, the occurrence of, at anytime following the Effective Date, (a) the Common Stock trading at or above 2.0 times the then-applicable Conversion Price for a period of thirty (30) consecutive trading days, with minimum average trading volume of 250,000 shares per day over such period and (b) the shares of Common Stock issuable upon Conversion in accordance with Section 7(b) being (or would reasonably considered to be) freely-tradable by Holder.

“Subscription Agreement” has the meaning set forth in Section 1.

3. Interest. Interest shall accrue on the outstanding principal balance of this Note from the Effective Date to the date converted or paid, at the Applicable Rate, which interest shall be simple and shall not compound; provided, however, that, upon an Event of Default and so long as such Event of Default shall continue, interest shall accrue on the outstanding principal balance of this Note from the date of the Event of Default to the date paid at the lesser of (a) the Applicable Rate plus two percent (2%) per annum or (b) the greatest amount permitted by applicable law. Subject to the provisions of this Note, accrued and outstanding interest shall be paid to Holders (x) in cash or in shares of Common Stock at the Conversion Price, at the Company’s sole discretion, on the first anniversary of the Effective Date and upon the maturity of this Note or upon an Event of Default in accordance with Section 5(b)(i) hereof, or (y) shall be converted into equity upon a Next Round of Financing, upon a Significant Event, or upon an optional conversion of the Note as set forth herein, whichever occurs sooner.

4. Maturity. The entire principal balance hereunder, together with all accrued and unpaid interest, shall be due and payable on the Maturity Date.

5. Events of Default.

(a) Events. The following occurrences shall constitute an “Event of Default” hereunder:

(i) failure to pay principal and/or interest hereunder when due; or

(ii) default by the Company under any material provision of this Note or the Subscription Agreement if such default is not substantially cured by the Company within thirty (30) days after the Holder has delivered the Company written notice of such default; or

(iii) the institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

(iv) if, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

(b) Remedies. Upon the occurrence of an Event of Default, and so long as such Event of Default shall continue, a Majority in Interest may (i) declare the entire principal balance hereunder, and all accrued and unpaid interest, immediately due and payable and (ii) exercise any and all of its rights and remedies granted herein, by applicable law, or which the Holder may otherwise have against the Company or otherwise.

6. Prepayment. The Company may prepay this Note, in whole or in part, at any time upon not less than ten (10) business days’ written notice to the Holder, without penalty.

7. Conversion.

(a) Conversion upon a Next Round of Financing. Upon the closing of the Next Round of Financing, this Note shall, at the election of the Holder, automatically convert into either (i) shares of Common Stock equal to the Conversion Sum divided by the Conversion Price or (ii) such number of Equity Securities as shall equal the quotient obtained by dividing (A) the Convertible Sum by (B) the product of (1) the gross purchase price per Equity Security paid by the purchasers of the Equity Securities for each Equity Security, and (2) the applicable Conversion Discount. The Equity Securities or Common Stock issued at the closing of the conversion hereof will be subject to any obligation, and have all the benefits of, the rights, preferences and privileges of the Equity Securities or Common Stock of the Company, as applicable.

(b) Conversion in the Event of Significant Event. If, at any time prior to the earlier of Company’s full satisfaction of this Note shall automatically convert into shares of Common Stock equal to the Conversion Sum divided by the Conversion Price. The Common Stock issued at the closing of the conversion hereof will be subject to any obligation, and have all the benefits of, the rights, preferences and privileges of the Common Stock of the Company.

(c) Optional Conversion. At any time prior to the Maturity Date, Holder may convert the Note may into shares of Common Stock equal to the Conversion Sum divided by the Conversion Price.

(d) Closing. At the closing of any conversion, the Holder shall surrender this Note, and the Company shall issue to the Holder a certificate evidencing the applicable securities issuable upon such conversion. At the Company’s election, fractional units of securities will not be issued upon conversion of this Note. In lieu of such fractional units, the Company may pay to Holder, by certified check, the amount of the outstanding principal under the Note that is not so converted. The Holder and the Company will execute any and all documents necessary or appropriate to effect the conversion.

8. Assignment. The Holder shall not sell, assign, pledge, dispose of or otherwise transfer this Note or any interest therein, or any of the Holder’s rights or obligations hereunder, without the prior written consent of the Company, which may be granted or withheld in the Company’s sole and absolute discretion, except that this Note and the interest of an individual Holder herein (if applicable) are assignable without such prior written consent to (a) such Holder’s executor or administrator following the death of such Holder and (b) a trust or other entity controlled by such Holder and created for the benefit of the Holder’s spouse and/or children (each, a “Permitted Assignee”); provided, however, that each Permitted Assignee shall be bound by all of Holder’s obligations hereunder and the Subscription Agreement, and shall execute any and all documents necessary or appropriate to be bound by the terms of the Subscription Agreement and, upon conversion of the Note into Equity Securities, of the Bylaws of the Company.

10. Treatment of Note. To the extent permitted by GAAP, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities. The Holder hereby acknowledges the foregoing, and agrees not to take any position contrary to such treatment with respect to any tax returns filed by the Holder unless otherwise required by law.

11. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be sent and deemed to have been duly given all as set forth in the Subscription Agreement.

12. No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of members of the Board of Directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no dividends shall be payable or accrued in respect of this Note or the interest represented hereby or the shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.

13. Amendments. This Note may be amended solely as provided by the Subscription Agreement.

14. Subordination. Except as otherwise provided herein, upon (a) an event of default under any Senior Indebtedness (as defined in the Subscription Agreement), or (b) any dissolution, winding up, or liquidation of the Company, whether or not in bankruptcy, insolvency of receivership proceedings, the Company shall not pay, and the Holder shall not be entitled to receive, any amount in respect of the principal and interest of the Note unless and until the Senior Indebtedness shall have been paid or otherwise discharged. Upon (i) an event of default under any Senior Indebtedness, or (ii) any dissolution, winding up or liquidation of the Company, any payment or distribution of assets of the Company, which the Holder would be entitled to receive but for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness ratably according to the aggregate amounts remaining unpaid on Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness. Subject to the payment in full of the Senior Indebtedness and until this Note is paid in full, the Holder shall be subrogated to the rights of the holders of the Senior Indebtedness (to the extent of payments or distributions previously made to the holders of Senior Indebtedness pursuant to this Section) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. This Section is not intended to impair, as between the Company, its creditors (other than the holders of Senior Indebtedness) and the Holder, the unconditional and absolute obligation of the Company to pay the principal of and interest on the Note or affect the relative rights of the Holder and the other creditors of the Company, other than the holders of Senior Indebtedness. The Holder shall execute any and all documents reasonably requested by the Company to effect the subordination set forth herein (including, without limitation, such addition terms as may be reasonably requested by holders of Senior Indebtedness).

15. Loss or Mutilation. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company at its expense will execute and deliver, in lieu hereof, a new Note of like tenor.

16. Governing Law; Consent to Jurisdiction. This Note will be interpreted and the rights and liabilities of the Holder and the Company determined in accordance with the laws of the State of Texas, without regard to its conflict of law provisions. The Holder hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in Travis County, Texas, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Holder at the Holder’s address set forth in the Subscription Agreement and service so made will be deemed to be completed when received by the Holder. The Holder acknowledges and agrees that such venue is the most convenient forum for both the Holder and the Company. The Holder waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

17. Waiver of Jury Trial. The Company and the Holder, by accepting this Note, irrevocably waive any and all rights that each may have to a trial by jury in any action, proceeding or claim of any nature relating to this Note, any documents executed in connection with this Note or any transaction contemplated in any of such documents. The Company and Holder, by accepting this Note, acknowledge that the foregoing waiver is knowing and voluntary.

18. Miscellaneous. No delay or omission of the Holder to exercise any right or power arising hereunder shall impair any such right or power to be considered to be a waiver of any such right or power, nor shall the Holder’s action or inaction impair any such right or power. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect. The Company hereby forever waives presentment, protest, notice of dishonor and notice of non-payment. This Note shall bind the Company and its successors and assigns. The captions contained in this Note are for convenience only, shall not be deemed to be a part of this Note and shall not be referred to in connection with the construction or interpretation of this Note. As used in this Note: (a) “or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) references to “written” or “in writing” include in visual electronic form; and (e) words of one gender shall be construed to apply to each gender; and a reference to any person includes such person’s successors and permitted assigns.

[Remainder of Page Left Intentionally Blank; Signature Page Follows]

WITNESS the due execution hereof as of the Effective Date, with the intent to be legally bound hereby.

Quantum materials corp.

By:
Name:
Title: